EXHIBIT 6.6

FORM OF

CLASS B WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED ACCORDING TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED.

EXERCISABLE FROM 9:00 A.M., NEW YORK TIME,

ON THE INITIAL WARRANT EXERCISE DATE

5:00 P.M., NEW YORK TIME, EIGHTEEN MONTHS THEREAFTER

No. ________	111,111 Warrants

CLASS B WARRANT CERTIFICATE

VIREXIT TECHNOLOGIES, INC.
(formerly Poverty Dignified, Inc.)

This Warrant Certificate (“this Warrant”) certifies that _____________________, or registered assigns, is the registered holder of One Hundred Eleven Thousand, One Hundred and Eleven Warrants (the “Warrants”) to purchase Common Stock, $.001 par value per share (the “Common Stock”), of VirExit Technologies, Inc. (formerly Poverty Dignified, Inc.), a Wyoming corporation (the “Company”). Each Warrant entitles the holder to purchase from the Company after 9:00 a.m. New York time, on the initial warrant exercises date and before 5:00 p.m., New York time on the earlier of (i) the date which is the last day of the 18 month period commencing on the Initial Warrant Exercise Date, or (ii) such later date as the Company may at its option determine (the “Expiration Date”) one fully paid and nonassessable share of Common Stock of the Company at the initial exercise price for each Warrant, subject to adjustment in certain events (the “Exercise Price”), of $.10 per share. Each Warrant entitles the Holder to purchase at the Exercise Price upon surrender of this Warrant and payment of the Exercise Price at an office or agency of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined). Payment of the Exercise Price may be made in cash, or by certified or official bank check payable to the order of the Company, or any combination of such cash or check. As used herein, “Share” or “Shares” refers to the Common Stock of the Company and, where appropriate, to the other securities or property issuable upon exercise of a Warrant as provided for in the Warrant Agreement upon the happening of certain events. The Exercise Price and the number of Shares and classes of capital stock purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Shares issuable upon exercise of this Warrant.

No Warrant may be exercised after 5:00 P.M., New York time, on the Expiration Date. All Warrants evidenced hereby shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant of a Warrant Agreement dated as of February 8, 2021 (the “Warrant Agreement”), duly executed by the Company and Globex Transfer, LLC, as Warrant Agent which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder of the Warrant Certificates).

The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price set forth above and the number of shares and classes of capital stock of the Company may, subject to certain conditions, be adjusted. No fractions of Share will be issued upon any such adjustment, but the persons entitled to such fractional interests will be paid, as provided in the Warrant Agreement, an amount in cash equal to the current market value of such fractional Shares.

Warrant Certificates, when surrendered at an office or agency of the Company by the holder thereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: __________

VirExit Technologies, Inc.
(formerly Poverty Dignified, Inc.)

By:
James C. Katzaroff
President & CEO

Countersigned:

Globex Transfer, LLC, Warrant Agent

By:

Name:

Title:

ELECTION TO PURCHASE

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable to the order of VirExit Technologies, Inc. (formerly Poverty Dignified, Inc.) in the amount of $______, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of _______________________________ whose address is _____________________________, and that such certificate be delivered to ___________________, whose address is ___________________ _______________. If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Shares be registered in the name of ___________________, whose address is _____________________ ____________ and that such Certificate be delivered to ______________, whose address is ______________________________.

Dated:	Signature:_______________

(Signature must conform

in all respects to name

of holder as specified on

the face of the Warrant Certificate)

(Insert Social Security or Other

Identifying Number of Holder)

ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate)

FOR VALUE RECEIVED, _______________________________

hereby sells, assigns and transfers unto ___________________________,

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:	Signature:_______________

(Signature must conform

in all respects to name

of holder as specified on

the face of the Warrant

Certificate)

(Insert Social Security or Other

Identifying Number or Assignee)